Exhibit 10.1

OMEROS CORPORATION

Amended and restated Omnibus Incentive Compensation Plan

NOTICE OF GRANT OF STOCK OPTION

Unless otherwise defined herein, the terms defined in the Amended and Restated Omnibus Incentive Compensation Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

Participant:	Gregory A. Demopulos, M.D.

Address:

Participant has been granted an Option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant	October , 2026

Vesting Commencement Date	October , 2026

Number of Shares Granted	500,000

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	___ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date	October , 2031

Vesting Criteria:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following terms:

The Shares subject to this Option on the Date of Grant (the “Option Shares”) shall vest based on both Participant continuously being a Service Provider and the achievement of certain price hurdles. The vested portion shall be determined on a tranche-by-tranche basis if and when the price hurdle applicable to a tranche is achieved, with the vested portion of each tranche equal to the Option Shares subject to such tranche multiplied by the time-based fraction with respect to such tranche, each as determined below.

The price-hurdles shall be determined as follows:

Price Hurdle*	Shares Eligible for Vesting
$25.00 (Tranche 1)	1/4th of the Option Shares
$30.00 (Tranche 2)	1/4th of the Option Shares
$35.00 (Tranche 3)	1/4th of the Option Shares
$40.00 (Tranche 4)	1/4th of the Option Shares

*A price hurdle shall be deemed achieved on the date that the volume-weighted average price of the Common Stock on the Nasdaq Stock Market (or other applicable national securities exchange) (“VWAP”) calculated based on the aggregate trading value and volume of all trades occurring over a period of 30 consecutive trading days (ending on such date), taken as a single measurement period, equals or exceeds the applicable price hurdle, as determined by the Board (or a Committee appointed by the Board). The Board (or a Committee appointed by the Board) shall equitably adjust any of the price hurdles following any recapitalization event (e.g., a stock split, reserve stock split, etc.). Once a price hurdle is achieved, subsequent changes in the price of Common Stock shall not affect achievement.

The time-based fraction shall be determined as follows: 25% of the Option Shares subject to each tranche shall become eligible for vesting on the first anniversary of the Vesting Commencement Date, and 1/48th of the Option Shares subject to each tranche shall become eligible for vesting each month thereafter over the remaining 36 months, so that all of the Option Shares subject to each tranche shall be eligible for vesting on the four-year anniversary of the Vesting Commencement Date. Any Option Shares that are eligible to vest as a result of the achievement of an applicable price hurdle on or prior to the date that Participant ceased to be a Service Provider shall, for purposes of determining the applicable time-based fraction, continue to vest during post-termination exercise period described under “Termination Period” as if Participant continued to be a Service Provider, notwithstanding Section 2 of Exhibit A.

In the event of a Change in Control in which the consideration payable to a holder of a Share equals or exceeds $25.00, $30.00, $35.00 or $40.00, the price hurdle with respect to the corresponding tranche(s) of the Option shall be deemed satisfied as of such Change in Control, and notwithstanding anything in the Plan to the contrary, any tranche(s) of the Option for which the price hurdle is not satisfied (or has not previously been satisfied) shall be forfeited.

Any Option Shares that have not vested prior to the fifth anniversary of the Date of Grant shall be forfeited.

_________________________

Termination Period:

This Option will be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in the Plan and this Agreement.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	OMEROS CORPORATION

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.             Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) or otherwise does not satisfy the requirements applicable to ISOs, it will be treated as a Nonstatutory Stock Option (“NSO”).

2.             Vesting Schedule. Except as provided in Section 3 or the Plan, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.             Forfeiture, Suspension and Accelerated Vesting.

(a)          Termination or Suspension of Option for Cause. The Administrator has the authority to cause the Option to terminate immediately upon first notification to the Participant of (i) the termination of the Participant’s employment by the Company for Cause, or (ii) the Participant’s material breach of a Proprietary Information and Inventions Agreement, Confidentiality Agreement, or other agreement concerning the Company’s proprietary information and intellectual property rights (a “PIIA”) between the Participant and the Company. If the Participant’s employment with the Company is suspended pending an investigation of whether the Participant’s employment shall be terminated for Cause or if the Company is conducting an investigation to determine whether the Participant has materially breached a PIIA, the Administrator has the authority to cause all the Participant’s rights under the Option to be suspended during the investigation period in which event the Participant shall have no right to exercise the Option during such period of suspension.

(b)           Termination of Employment after Change in Control. If the Participant is an employee and the Participant’s employment is terminated without Cause or as a result of a Constructive Termination in connection with, or at any time within twelve (12) months after, the consummation of a Change in Control, the Participant will fully vest in and have the right to exercise the Option to the extent then outstanding.

(c)           Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.             Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.             Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)    cash;

(b)   check; or

(c)    through a net exercise arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the sum of the aggregate Exercise Price and the applicable federal, state, local and/or non-U.S. income and employment taxes required to be withheld by reason of such exercise (“Net Exercise”), provided that any remaining balance of the aggregate Exercise Price not satisfied by the Net Exercise must be paid in cash or other permitted form of payment.

6.             Tax Obligations.

(a)    Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. Unless the Participant has already elected to satisfy tax withholding by Net Exercise or, in his discretion, by paying cash, to the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)   Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

7.             Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares unless and until (a) such Participant has satisfied all requirements for exercise of this Option pursuant to this Agreement and the Plan and (b) the issuance of the Common Stock subject to this Option has been evidenced by entry on the books of the Company or of a duly authorized transfer agent of the Company.

8.              No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.             Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Omeros Corporation, 201 Elliott Avenue, Seattle, Washington 98119, or at such other address as the Company may hereafter designate in writing.

10.           Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11.           Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.           Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13.           Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14.           Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.           Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.           Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.           Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

19.           Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20.           Governing Law. This Agreement will be governed by the laws of the State of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

OMEROS CORPORATION

AMENDED AND RESTATED Omnibus Incentive Compensation Plan

EXERCISE NOTICE

Omeros Corporation

201 Elliott Avenue

Seattle, Washington 98119

Attention: ___________

1.             Exercise of Option. Effective as of today, Gregory A. Demopulos, M.D., the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Omeros Corporation (the “Company”) under and pursuant to the Omeros Corporation Amended and Restated Omnibus Incentive Plan (the “Plan”) and the Stock Option Agreement dated October , 2026 (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.

2.             Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.             Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.             Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5.             Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.             Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Washington.

Submitted by:	Accepted by:

PURCHASER	OMEROS CORPORATION

Signature	By

Print Name	Its

Address:

Date Received
-8-